                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Municipal Investment Trust Fund--Multistate Series--39, Defined Asset Funds (California and Ohio Trusts):

We consent to the use in this Post-Effective Amendment No. 5 to Registration Statement No. 33-49657 of our opinion dated August 12, 1998 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
September 16, 1998